SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2005


                      COMMODORE APPLIED TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

    DELAWARE                        1-11871                        11-3312952
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(State or other                 (Commission                 (I.R.S. Employer
 jurisdiction                    File Number)               Identification No.)
 of incorporation)

150 East 58th Street, Suite 3238                                   10155
New York, New York

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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (212) 308-5800
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CRF 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                           CURRENT REPORT ON FORM 8-K

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                 April 27, 2005



ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 27, 2005, Commodore Applied Technologies, Inc. (the "Company") entered into a stock purchase agreement (the "Agreement") and a warrant agreement (the "Warrant") with a private investor, Dr. Marion Danna (the "Investor"). The closing of the transactions contemplated by the Agreement took place on July 10, 2005.

     Under the terms of the Agreement the Investor purchased, for a purchase price of $100,000.00, 10,000,000 shares of the Company's common stock bearing a restrictive legend and a warrant for 4,000,000 shares of the Company's common stock with an exercise price of $0.01, exercisable immediately with a three year life.

     We also entered into a Registration Rights Agreement with the Investor pursuant to which we agreed to register for resale under the Securities Act of 1933, as amended, the 10,000,000 million shares of our common stock that will be issued under the Agreement, as well as the 4,000,000 million shares of our common stock underlying the Warrants, by December 31, 2005.

     The Investor represented his intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof, and appropriate restrictive legends were affixed to the warrants and the certificate representing the shares issued in this transaction. The Company made available to the Investor written information about the Company in accordance with Rule 502 of the Securities Act and advised the Investor of the limitations on resale of such securities. In addition, the Investor was offered the opportunity, prior to purchasing any securities, to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transaction and to obtain additional relevant information about the Company. Based upon the facts above, the Company believed this transaction to be exempt from the registration requirements of the Securities Act in reliance on Section 4 (2) thereof as a transaction not involving any public offering of securities. In addition, all of the information provided to the investor had previously been made available to the general public through various filings with the Securities and Exchange Commission.

     All of the foregoing information is qualified in its entirety by reference to the Agreement and the Warrant, copies of which are attached to this Current Report as Exhibits 10.1 and 10.2.



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ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

     The information contained under Item 1.01 is incorporated by reference into this Item 3.02.

ITEM 9.01     FINANCIAL STATEMENT AND EXHIBITS

(c)      Exhibits.

     10.1 Stock Purchase Agreement, dated as of April 27, 2005, among Commodore Applied Technologies, Inc., and Dr. Marion Danna.

     10.2 Warrant to Purchase Shares of Common Stock.

     These agreements have been included with this document to provide you additional information regarding their terms. These agreements set forth the contractual rights of the parties but not intended to be a source of factual, business, or operational information about Commodore. That kind of information can be found in the filings we make with the SEC, which are available without charge at the SEC's website (www.sec.gov).


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           COMMODORE APPLIED TECHNOLOGIES, INC.


Date: July 21, 2005                         By:      /s/ James DeAngelis
                                                     -------------------
                                                     James M. DeAngelis
                                                     Senior Vice President and
                                                     Chief Financial Officer




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                                  EXHIBIT INDEX

Exhibit No.         Description

10.1 Stock Purchase Agreement, dated as of April 27, 2005, among Commodore Applied Technologies, Inc., and Dr.Marion Danna.

10.2                Warrant to Purchase Shares of Common Stock.